EXHIBIT 99.1

ALY ENERGY REPORTS SECOND QUARTER 2014 RESULTS

Houston, TX – August 15, 2014 – Aly Energy Services, Inc. (“Aly Energy”) (OTCQB – ALYE) today reported results for the second quarter of 2014. Revenues for the second quarter of 2014 increased by 89.4% to $9.1 million compared to $4.8 million for the second quarter of 2013 and Adjusted EBITDA increased 143.6% in the second quarter of 2014 to $2.9 million compared to $1.2 million in the second quarter of 2013. Aly Energy reported net income available to common stockholders for the second quarter of 2014 of approximately $442,000, after preferred stock dividends and accretion aggregating to approximately $104,000, compared to a net loss of approximately ($10,000), after preferred dividends and accretion aggregating to approximately $61,000, for the same period in 2013.

Results for the second quarter of 2014 and 2013 include approximately $119,000 and approximately $141,000, respectively, in professional fees related to the closing of the acquisition of United Centrifuge, LLC (“United Centrifuge”) on April 15, 2014 and the reverse merger with Preferred Voice, Inc. on May 14, 2013.

Revenues for the first six months of 2014 increased 56.3% to $14.4 million compared to $9.2 million for the first six months of 2013 and Adjusted EBITDA increased 96.7% in the first six months of 2014 to $4.6 million compared to $2.3 million for the first six months of 2013. Aly Energy reported net income available to common stockholders for the first six months of 2014 of $0.8 million compared to a net income available to common stockholders of approximately $328,000 for the first six months of 2013.

Results for the first six months of 2014 and 2013 include approximately $119,000 and approximately $250,000, respectively, in professional fees related to the closing of the acquisition of United Centrifuge on April 15, 2014 and the reverse merger with Preferred Voice, Inc. on May 14, 2013.

Revenues, Adjusted EBITDA, and net income available to common stockholders in the second quarter and for the first six months of 2014 include the results of the solids control operations acquired in connection with the acquisition of United Centrifuge for the period from April 15, 2014 through June 30, 2014. The reported results for the second quarter and first six months of 2014 do not include the results of Evolution Guidance Systems Inc. (“Evolution”) which was acquired on July 1, 2014, subsequent to the end of the reporting period. Pro forma Adjusted EBITDA for the first six months of 2014, which reflects the results of Aly Energy as if the acquisitions of United Centrifuge and Evolution occurred on January 1, 2014, was approximately $7.0 million. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transaction been effected on the assumed date.

EBITDA and Adjusted EBITDA are non-GAAP financial measures that are not necessarily comparable from one company to another. Additional information and a reconciliation of GAAP net income to EBITDA and Adjusted EBITDA are provided later in this release.

Micki Hidayatallah, Aly Energy’s Chairman and Chief Executive Officer stated, “Our revenues and Adjusted EBITDA improved very dramatically in the second quarter of 2014 compared to the same period last year due to both the acquisition of United Centrifuge and a significant improvement in the results of our ongoing operations. Our equipment utilization increased as we diversified our customer base and expanded our geographic footprint. During the first six months of 2013, two of our customers accounted for nearly 65% of our revenues. We have replaced these customers completely and increased our count of revenue-generating customers to 61 for the first six months of 2014. During the first six months of 2013, we serviced customers in the Eagle Ford Shale and Eaglebine, but, in the first six months of 2014, we provided services to customers drilling in the Marcellus Shale, Utica Shale, Austin Chalk and Buda Limestone in South Texas, the Tuscaloosa Marine Shale, and in the Permian Basin in Texas and New Mexico, in addition to continuing to service customers in the Eagle Ford Shale and the Eaglebine. We service these basins from operating facilities in Houston, Giddings, San Angelo, Dilley and Celina, Texas and four strategically located service centers.

In the first six months of 2014, we also benefitted from an expansion of our product offerings by adding solids control equipment, such as centrifuges, shakers and vertical dryers, to our surface equipment rental fleet through the completion of the acquisition of United Centrifuge. In addition, revenue from containment systems and stairs, a product line which was introduced in late 2013, made a significant revenue contribution during the first six months of 2014. The percentage of our revenues which are derived from providing personnel on the well sites of customers will continue to increase as the acquired entity, which now operates under the name Aly Centrifuge Inc., provides full-time operators with the rental of its solids control and closed loop systems if requested by the customer.

Despite investing $4.7 million in the purchase and fabrication of new equipment for our rental fleet during the first six months of 2014, as of June 30, 2014, our cash balance was $2.7 million and we had no borrowings on our $5.0 million revolving line of credit. On August 1, 2014, we raised an additional $2.0 million in cash from a private placement of common stock.

On July 1, 2014, we acquired all of the outstanding shares of Evolution from Thor Eckmann and Henry Iwunze in exchange for newly issued shares of Aly Energy. We welcome Thor and Henry both to our management team and as new shareholders of Aly Energy. Thor and Henry have perfected a new generation measurement-while-drilling (“MWD”) kit that has both inclination and gamma at the bit tool and can operate in temperatures up to 347 degrees Fahrenheit. The Evolution tool can be used as a rotational gamma as well as a borehole-imaging gamma with remarkable accuracy. During 2013, Evolution sold three MWD kits to Nigeria and has entered into preliminary discussions to fabricate, field test and sell four new generation MWD kits with resistivity to the same customer.

Currently, we are operating four MWD kits and two full directional drilling package, including both the MWD kit and drilling motors, generating approximately $35,000 per day. The Company is in the process of fabricating five new MWD kits that will be operating in the field in the fourth quarter of 2014 as full directional drilling packages generating approximately $50,000 per day. Our long-term strategy is to operate 20 full directional drilling packages using owned MWD kits and rented drilling motors by the second quarter of 2015.

Today, we approximately doubled the size of our inventory of solids control equipment by completing a bulk equipment purchase for total consideration of $10.0 million. The purchased equipment includes centrifuges, shakers, service trucks and other associated equipment and has a third party appraised fair market value of approximately $16.0 million. This equipment will be available for deployment immediately.”

Conference Call

Aly Energy has scheduled a conference call to be held on Friday, August 15, 2014 at 10:00am Eastern time, 9:00am Central time. Investors and analysts are invited to participate in the call by dialing (877) 300-8521, or (412) 317-6026 for international calls. Interested parties may also listen over the Internet at www.alyenergy.com.

About Aly Energy

ALYE, through its subsidiaries Aly Operating, Inc., Austin Chalk Petroleum Services Corp., Aly Centrifuge Inc. and Evolution Guidance Systems Inc., provides equipment and services including surface rental equipment for mud delivery, solids control, fluid management, measurement while drilling packages and roustabout services responsible for delivering equipment and rig-up on well sites. ALYE has operating yards in Houston, Giddings, San Angelo, Dilley and Celina, Texas from which ALYE services the Eagle Ford shale, and the Permian Basin, as well as other strategic fields. ALYE's primary products include mud-circulating tanks (400 and 500 barrel capacity), mud pumps (diesel and electric), oil skimming systems, secondary containment systems and stairs, mud mixing plants, centrifuge units and shakers. ALYE fabricates several of its products in-house.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Aly Energy’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Aly Energy operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.

Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the "Risk Factors" section) and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Aly Energy undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Use of EBITDA and Adjusted EBITDA & Regulation G Reconciliation

We disclose and discuss EBITDA as a non-GAAP financial measure in our public releases, including quarterly earnings releases, investor conference calls and other filings with the Securities and Exchange Commission. We define EBITDA as earnings (net income) before interest, income taxes, depreciation and amortization. Our measure of EBITDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate EBITDA differently than we do, which may limit its usefulness as a comparative measure.

We view EBITDA primarily as a liquidity measure and, as such, we believe that the GAAP financial measure most directly comparable to this measure is cash flows provided by operating activities. Because EBITDA is not a measure of financial performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

EBITDA is widely used by investors and other users of our financial statements as a supplemental financial measure that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our ability to service debt, pay deferred taxes and fund growth and maintenance capital expenditures. We also believe the disclosure of EBITDA helps investors meaningfully evaluate and compare our cash flow generating capacity from quarter to quarter and year to year.

EBITDA is also a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a significant criteria for annual incentive cash compensation paid to our executive officers and management; (iii) as a reference point to compare to the EBITDA of other companies when evaluating potential acquisitions; and (iv) as an assessment of our ability to service existing fixed charges and incur additional indebtedness.

In addition, we also make certain adjustments to EBITDA for (i) non-recurring expenses, primarily professional fees related to acquisitions, and (ii) non-cash charges, such as bad debt expense, share-based compensation expense, and the accretion of our liability for contingent payments, to derive a normalized EBITDA run-rate excluding additional non-recurring costs and non-cash expenses, which we believe is a useful measure of operating results and the underlying cash generating capability of our business.

Set forth below are the material limitations associated with using EBITDA as a non-GAAP financial measure compared to cash flows provided by operating activities.

●	EBITDA does not reflect the future growth and maintenance capital expenditures,

●
EBITDA does not reflect the interest, future principal payments and other financing-related charges necessary to service the debt that we have incurred to finance acquisitions and invest in our fixed asset base,

●	EBITDA does not reflect the deferred income taxes that we will eventually have to pay, and

●	EBITDA does not reflect changes in our net working capital position.

Management compensates for the above-described limitations in using EBITDA as a non-GAAP financial measure by only using EBITDA to supplement our GAAP results.

ALY ENERGY SERVICES, INC.
Reconciliation of EBITDA and Adjusted EBITDA to GAAP Net Income
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Components of EBITDA:

Net Income	$546	$51	$1,006	$448

Depreciation Expense	912	550	1,587	835
Amortization Expense	346	131	477	261
Interest Expense, Net	345	146	515	268
Income Tax Expense	474	151	766	276

EBITDA	$2,623	$1,029	$4,351	$2,088

Adjustments to EBITDA:

Stock-Based Compensation Expense	-	4	-	8
Bad Debt Expense	31	-	57	-
Fair Value Adjustments to Contingent Liability	87	-	87	-
Non-Recurring Expenses	119	141	119	250

Adjusted EBITDA	$2,860	$1,174	$4,614	$2,346

ALY ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$9,078	$4,793	$14,360	$9,190
Cost of Revenues	5,417	3,179	8,546	5,862
Gross Profit	3,661	1,614	5,814	3,328
Selling, General and Administrative Expenses	2,296	1,266	3,527	2,339
Operating Income	1,365	348	2,287	989
Interest Expense, Net	345	146	515	268
Other Expense/(Income)	-	-	-	(3)
Income Before Income Tax	1,020	202	1,772	724
Income Tax Expense	474	151	766	276
Net Income	546	51	1,006	448
Preferred Stock Dividends	103	52	156	102
Accretion of Preferred Stock, Net	1	9	10	18

Net Income/(Loss) Available to Common Stockholders	$442	$(10)	$840	$328

Basic and Diluted Net Income/(Loss) per Common Share	$0.00	$(0.00)	$0.01	$0.00

Basic and Diluted Average Common Shares Outstanding	100,003,237	71,170,440	95,050,158	69,579,708

ALY ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current Assets
Cash and Cash Equivalents	$2,678	$1,440
Accounts Receivable, Net of Allowance for Doubtful Accounts of $113 and $90,
respectively	7,650	3,327
Unbilled Receivables	2,624	882
Inventory	248	43
Prepaid Expenses and Other Current Assets	822	279

Total Current Assets	14,022	5,971

Property and Equipment, Net	42,661	21,423
Intangible Assets, Net	9,748	4,121
Goodwill	10,791	8,834
Deferred Loan Costs, Net	867	515
Deferred Tax Assets	50	131
Other Assets	15	17

Total Assets	$78,154	$41,012

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$2,588	$1,131
Accounts Payable - Affiliates	1,258	-
Accrued Expenses and Other	2,762	964
Deferred Tax Liabilities	112	277
Current Portion of Long-Term Debt	5,364	2,881
Current Portion of Liability for Contingent Payments	985	-

Total Current Liabilities	13,069	5,253

Long-Term Debt, Net of Current Portion	20,095	8,532
Deferred Tax Liabilities	9,602	6,945
Liability for Contingent Payments	2,619	-
Other Long-Term Liabilities	32	35

Total Liabilities	45,417	20,765

Commitments and Contingencies (See Note 5)

Aly Operating Preferred Stock, $0.01 par value, 4,000,000 shares authorized, issued and outstanding	4,255	4,132
Aly Centrifuge Preferred Stock, $0.01 par value, 7,500 authorized, 5,000 issued and
outstanding as of June 30, 2014 and 0 shares authorized, issued and outstanding as of December 31, 2013	5,144	-

Stockholders' Equity
Common Stock, $0.001 par value, 200,000,000 shares authorized, 102,461,062 issued, and 102,456,562 outstanding as of June 30, 2014 and 100,000,000 shares authorized,
90,042,044 issued, and 90,037,544 outstanding as of December 31, 2013	104	92
Treasury Stock, 4,500 Shares at Cost	(2)	(2)
Additional Paid-In-Capital	20,972	14,767
Retained Earnings	2,264	1,258
Total Stockholders' Equity	23,338	16,115
Total Liabilities and Stockholders' Equity	78,154	$41,012